As filed with the Securities and Exchange Commission on April 30, 2015

Registration No. 333-33918	Registration No. 333-55466
Registration No. 333-72816	Registration No. 333-84460
Registration No. 333-100665	Registration No. 333-105156
Registration No. 333-110139	Registration No. 333-112247
Registration No. 333-120696	Registration No. 333-130002
Registration No. 333-167604	Registration No. 333-172694
Registration No. 333-187148	Registration No. 333-194239
Registration No. 333-202309

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-33918)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-55466)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-72816)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-84460)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-100665)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-105156)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-110139)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-112247)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-120696)
Post-Effective Amendment No. 2 to Form S-8 (Registration No. 333-130002)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-167604)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-172694)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-187148)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-194239)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-202309)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MICROSEMI COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0138960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

741 Calle Carga
Camarillo, CA	93012
(Address of principal executive offices)	(Zip Code)

Vitesse International, Inc. 1999 International Stock Option Plan
Vitesse Semiconductor Corporation 1991 Stock Option Plan
FirstPass 2000 Stock Option Plan
Vitesse Semiconductor Corporation Option Agreement with Certain Employees
Vitesse Semiconductor Corporation 2001 Stock Incentive Plan
Vitesse Semiconductor Corporation 1991 Employee Stock Purchase Plan
Vitesse Semiconductor Corporation 2010 Incentive Plan
Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan
Vitesse Semiconductor Corporation 2013 Incentive Plan
Vitesse Semiconductor Corporation Amended and Restated 2011 Employee Stock Purchase Plan
Vitesse Semiconductor Corporation 2015 Incentive Plan

(Full title of the plans)

Steven G. Litchfield

President and Chief Executive Officer

Microsemi Communications, Inc.

4721 Calle Carga

Camarillo, California 93012

(Name and address of agent for service)

(805) 388-3700

(Telephone number, including area code, of agent for service)

Copy to:

Warren T. Lazarow, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025-7019

(650) 473-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller” reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Explanatory Note

Microsemi Communications, Inc. (formerly known as Vitesse Semiconductor Corporation) (the “Registrant”) hereby amends the following Registration Statements on Form S-8 (the “Prior Registration Statements”) to withdraw from registration any and all securities of the Registrant registered thereunder (the “Securities”) which have not been sold pursuant to such Prior Registration Statements:

1.                                      Registration Statement on Form S-8 (Registration No. 333-33918) filed on April 3, 2000;

2.                                      Registration Statement on Form S-8 (Registration No. 333-55466) filed on February 13, 2001;

3.                                      Registration Statement on Form S-8 (Registration No. 333-72816) filed on November 6, 2001;

4.                                      Registration Statement on Form S-8 (Registration No. 333-84460) filed on March 18, 2002;

5.                                      Registration Statement on Form S-8 (Registration No. 333-100665) filed on October 22, 2002;

6.                                      Registration Statement on Form S-8 (Registration No. 333-105156) filed on May 12, 2003;

7.                                      Registration Statement on Form S-8 (Registration No. 333-110139) filed on October 31, 2003;

8.                                      Registration Statement on Form S-8 (Registration No. 333-112247) filed on January 27, 2004;

9.                                      Registration Statement on Form S-8 (Registration No. 333-120696) filed on November 23, 2004;

10.                               Registration Statement on Form S-8 (Registration No. 333-130002) filed on November 30, 2005;

11.                               Registration Statement on Form S-8 (Registration No. 333-167604) filed on June 17, 2010;

12.                               Registration Statement on Form S-8 (Registration No. 333-172694) filed on March 9, 2011;

13.                               Registration Statement on Form S-8 (Registration No. 333-187148) filed on March 8, 2013;

14.                               Registration Statement on Form S-8 (Registration No. 333-194239) filed on February 28, 2014; and

15.                               Registration Statement on Form S-8 (Registration No. 333-202309) filed on February 26, 2015.

On April 28, 2015, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 17, 2015, by and among the Registrant, Microsemi Corporation (“Microsemi”), and LLIU100 Acquisition Corp., a wholly owned subsidiary of Microsemi (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and as a wholly-owned subsidiary of Microsemi.

As a result of the Merger, the Registrant has terminated any offering of the Securities pursuant to the Prior Registration Statements. In accordance with an undertaking made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any Securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all unsold (if any) Securities under the Prior Registration Statements.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on April 30, 2015.

MICROSEMI COMMUNICATIONS, INC.

By:	/s/ John Hohener
John W. Hohener
Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

3